Exhibit 4.1

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF
DELAWARE

NUMBER	BIOLOK	SHARES
INTERNATIONAL INC

CUSIP NO. 090943 20 0

AUTHORIZED COMMON STOCK: 20,000,000 SHARES PAR VALUE: $.01

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of BIO-LOK INTERNATIONAL, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Ingo K. Kozak	[Corporate Seal]	/s/ Bruce Hollander
Secretary		President

Interwest Transfer Co. Inc., P.O. Box 17135/Salt Lake City, Utah 84117

COUNTERSIGNED & REGISTERED
/s/
COUNTERSIGNED Transfer Agent-Authorized Signature